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                                                                     Exhibit 3.2

                          AMENDED AND RESTATED BYLAWS

                                       OF

                               ESPERNET.COM, INC.

                           ARTICLE I: IDENTIFICATION

          Section 1.1 Name. The name of the Corporation is "espernet.com, inc."

          Section 1.2 Seal. Upon the seal of the Corporation shall appear the name of the Corporation and the state and year of incorporation, and the words "Corporate Seal."

          Section 1.3 Offices.    The registered office of the Corporation shall
be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have other offices at such other places, either within or without the State of Delaware, as the Board may determine or as the activities of the Corporation may require.

                      ARTICLE II: MEETINGS OF STOCKHOLDERS

          Section 2.1 Place of Meetings.    Meetings of the stockholders shall
be held at such place, either within or without the State of Delaware, as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2.2 Annual Meeting. An annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting, shall be held each year on such date in the first six months of the Corporation's fiscal year as shall be designated by the chief executive officer and/or president, or in the absence of such designation, on the first Tuesday of the seventh month of the fiscal year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, or on such other date and time as shall be designated from time to time by the Board of Directors.

          Section 2.3 Special Meeting. Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board or the chief executive officer and/or president and shall be called by the chief executive officer and/or president or secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

          Section 2.4 Notice and Waiver. Written notice of each meeting of stockholders, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days

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prior to each meeting, to each stockholder of record entitled to vote at such meeting by leaving such notice with him personally or by transmitting such notice with confirmed delivery (including, by telex, cable or other form of recorded communication, provided that delivery of such notice in written form is confirmed in a writing) to his residence or usual place of business, or by depositing such notice in the mail in a postage prepaid envelope addressed to him at his post office address as it appears on the corporate records of the Corporation. Notice of any meeting of stockholders may be waived in writing by all stockholders entitled to vote at such meeting. Attendance at a meeting by any stockholder shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 2.5 Stockholder List. The officer who has charge of the stock ledger of the Corporation shall, at least ten days before each meeting of stockholders, prepare a complete alphabetically addressed list of the stockholders entitled to vote at the meeting, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

     Section 2.6 Conduct of Meeting. The Chairman of the Board shall preside as chairman at all meetings of the stockholders. The chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles or procedure. The chairman's rulings on procedural matters shall be conclusive and binding on all stockholders unless at the time of a ruling a request for a vote is made to the stockholders entitled to vote and which are represented in person or by proxy at the meeting, in which case the decision of a majority of such stockholders shall be conclusive and binding. Without limiting the generality of the foregoing, the chairman shall have all the powers usually vested in the chairman of a meeting of stockholders.

     Section 2.7 Quorum and Required Vote. The holders of a majority of the stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders except as otherwise specially provided by these Bylaws, by the Certificate of Incorporation or by statute. The affirmative vote, at a meeting of stockholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the stockholders, except as is otherwise specially provided by a Bylaw, by the Certificate of Incorporation or by statute. If less than a majority of such outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the




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adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.8 Voting. Unless otherwise provided in the Certificate of Incorporation, each holder of voting stock shall be entitled to vote in person or by proxy at each meeting and he shall have one vote for each share of voting stock registered in his name. However, no proxy shall be voted three years after the date thereof, unless the proxy provides for a longer period.

         Section 2.9 Action Without a Meeting. Any action which may be taken at a meeting of stockholders may be taken without a meeting, if consent in writing, setting forth such action, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not so consented.

                              ARTICLE III: DIRECTORS

         Section 3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation or these Bylaws

         Section 3.2 Number, Election And Term. The number of directors of the Corporation shall be no less than three and no more than twenty. Within the limits specified above, the number of directors constituting the Board of Directors of the Corporation shall be fixed from time to time by or pursuant to a resolution passed by the Board of Directors. The Board of Directors shall be divided into three classes, designated Class A, Class B and Class C. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of directors shall be staggered so that the term of the initial Class A directors shall terminate on the date of the 2000 annual meeting of stockholders, the term of the initial Class B directors shall terminate on the date of the 2001 annual meeting of stockholders, and the term of the initial Class C directors shall terminate on the date of the 2002 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2000, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term, with each director to hold office until his or her successor shall has been duly elected and qualified.

         The directors of the class whose terms then expire shall be elected by stockholders at each annual meeting of stockholders or as otherwise provided in
Article II, Section 2.2. The directors chosen at any annual meeting shall hold office, except as hereinafter provided, until the third annual meeting of stockholders following their election and until the election and qualification of their successors.

         The Chairman of the Board shall be elected by the vote of a majority of the whole Board of Directors. The Chairman of the Board shall preside at meetings of stockholders and directors, discharging all duties incumbent upon a presiding officer, and shall perform such other duties as the Bylaws provide and as the Board of Directors may prescribe.


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     Section 3.3 Regular Meetings. A regular meeting of a newly elected Board of
Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of stockholders. Other regular meetings of the Board of Directors may be held without notice at such time and place as the Board may from time to time determine.

     Section 3.4 Other Meetings. Other meetings of the Board may be called by the Chairman of the Board or the chief executive officer and/or president on two days' notice to each director, either personally, or by telephone, telex, telegram or other form of recorded communication, or by mail. Said notice may be waived by a written waiver signed by any director who does not receive notice of such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.5 Quorum. At all meetings of the Board, a majority of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number is specifically required by the Bylaws, by the Certificate of Incorporation or by statute. A meeting may be adjourned by less than a quorum if a quorum is not present at the meeting. A director may participate at a meeting of the Board of Directors by means of a conference telephone or similar communications equipment provided such equipment enables all directors at the meeting to hear one another.

     Section 3.6 Committees of Directors

     (a) General. The Board of Directors may, by resolution or resolutions adopted by the affirmative vote of a majority of the Board of Directors, designate one or more committees, including but not limited to, an Executive Committee, an Audit Committee and a Compensation Committee, each committee to consist of two or more Directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power to
(i) elect Directors, (ii) alter, amend, or repeal these Bylaws or any resolution of the Board relating to such committee, (iii) appoint any member of such committee, (iv) declare any dividend or make any other distribution to the stockholders of the Corporation or (v) take any other actions which may lawfully be taken only by the full Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors.

     (b) Committee Procedure. (i) Except as otherwise provided by these Bylaws, each committee shall adopt its own rules governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board of Directors. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 3.4 of the Bylaws with respect to notices of special meetings of the Board of Directors.


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          (ii) Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

          (iii) Any member of any committee, other than a member thereof serving ex-officio, may be removed from such committee either with or without cause, at any time, by resolution adopted by the affirmative vote of a majority of the Board of Directors at any meeting thereof. Any vacancy in any committee shall be filled by the Board of Directors in the manner prescribed by these Bylaws for the original appointment of the members of such committee.

     (c) Executive Committee. There may be an Executive Committee to consist of two or more directors. The Board of Directors shall elect the members of the Executive Committee by vote of a majority of the whole Board of Directors and one member of the Executive Committee shall be elected as chairman by the vote of a majority of the whole Board of Directors. The members of the Executive Committee shall be elected annually at the Board's organizational meeting or as soon thereafter as possible.

     When the Board of Directors is not in session, the Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation as permitted by Delaware law in all cases, except those expressly prohibited by Delaware law or these Bylaws to be exercised by committee. The members of the Executive Committee shall act only as a Committee and individual members shall have no power as such.

     The Executive Committee shall have full power to act as the Nominating Committee, which, when acting as such, shall have the power and duty to make recommendations to the Board of Directors as to suitable nominees for election to the Board of Directors by the stockholders or by the remaining members of the Board of Directors, to fill newly created directorships and to fill any vacancies which shall occur.

     When acting as the Nominating Committee, it shall have the power to meet with and consider suggestions from such other members of the Board of Directors, stockholders, members of management, consultants and other persons, firms or corporations as they deem necessary or advisable in the premise to assist them in making such recommendations.

     (d) Compensation Committee. There shall be a Compensation Committee to consist of two or more directors, all of whom shall be "non-employee directors" within the meaning ascribed thereto under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as amended from time to time and interpreted by the Securities and Exchange Commission and "outside directors" within the meaning ascribed thereto under 162(m) of the Internal Revenue Code as amended from time to time and interpreted by the Internal Revenue Service. The Board of Directors shall elect the members of the Compensation Committee by vote of a majority of the whole Board of Directors, and one member of the Compensation Committee shall be elected its chairman by the vote of a majority of the whole Board of Directors. The members of the Compensation Committee shall be elected annually at the Board's meeting or as soon thereafter as possible. The Compensation Committee shall have the power to authorize and determine all salaries for the officers and supervisory employees of the Corporation; to administer the incentive

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compensation plans of the Corporation in accordance with the powers and authority granted in such plans; to determine any incentive allowances to be made to officers and staff of the Corporation; to administer all stock option plans, stock purchase plans and other equity ownership, compensation, retirement and benefit plans of the Corporation; to approve the performance based compensation of individuals pursuant to 162(m) of the Internal Revenue Code; and to authorize and determine all other matters relating to the compensation or benefits of the Corporation.

     (e) Audit Committee. There shall be an Audit Committee to consist of two or more directors, a majority of whom shall be "non-employee directors" within the meaning ascribed thereto under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as amended from time to time and interpreted by the Securities and Exchange commission and "outside directors" within the meaning ascribed thereto under 162(m) if the Internal Revenue Code as amended from time to time and interpreted by the Internal Revenue Service. The Board of Directors shall elect the members of the Audit Committee by vote of a majority of the whole Board of Directors and one member of the Audit Committee shall be elected as Chairman by a vote of a majority of the whole Board of Directors. The members of the Audit Committee shall be appointed by the Board of Directors to serve staggered three year terms.

     The Audit Committee shall have the power and the duty to meet with and consider suggestions from members of management and of the Corporation's internal audit staff, as well as with the Corporation's independent accountants, concerning the financial operations of the Corporation. The Audit Committee shall additionally have the power to review audited financial statements of the Corporation and consider and recommend the employment of, and approve the fee arrangement with, independent accountants for both audit functions and for advisory and other consulting services.

     Section 3.7 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 3.8 Resignation and Removal. Unless otherwise provided in any contract with the Corporation, any director may resign or be removed at any time. A director who intends to resign shall give written notice to the chief executive officer or to the secretary. Removal of a director, with or without cause, may be effected by the affirmative vote of the holders of a majority of the stock entitled to vote.

     Section 3.9 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor and until his successor is duly elected and qualified.

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     Section 3.10 Compensation. The directors may be reimbursed for any expenses incurred by them in attendance at any meeting of the Board of Directors or of any of its committees. Every director may be paid a stated salary as director and/or a fixed sum for attendance at each meeting at which he is present. No payments or reimbursements described herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                              ARTICLE IV: OFFICERS

         Section 4.1 Election. A chief executive officer and/or president, a secretary, one or more vice-presidents, chief financial officer and/or treasurer and other officers and assistant officers shall be elected by the Board of Directors to hold office until their successors are elected and qualified or until their earlier removal or resignation. More than two offices may be held by the same person.

         Section 4.2 Chief Executive Officer and/or President. The powers and duties of the chief executive officer and/or president shall include executive and operational management of the Corporation, subject to the control of the Board, and responsibility for carrying out all orders and directions of the Board. The chief executive officer and/or president shall report to the Board of Directors.

         Section 4.3 Vice President. Vice presidents, if and when any shall be elected, shall have such powers and perform such duties as the chief executive officer and/or president or the Board may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the chief executive officer and/or president, or in case of his absence or inability to act, the vice president, so appointed, shall perform the duties of the chief executive officer and/or president, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer and/or president.

         Section 4.4 Secretary. The secretary shall keep true and complete records of the proceedings of the meetings of the stockholders, the Board of Directors and any committees of directors and shall file any written consents of the stockholders, the Board of Directors and any committees of directors with these records. It shall be the duty of the secretary to be custodian of the records and of the seal of the Corporation. The secretary shall also attend to the giving of all notices and shall perform such other duties as the Bylaws may provide or the Board of Directors may assign.

          Section 4.5 Assistant Secretary. If one shall be elected, the assistant secretary shall have such powers and perform such duties as the chief executive officer and/or president, secretary or the Board may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the secretary, or in case of his absence or inability to act, the assistant secretary shall perform the duties of the secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the secretary.

         Section 4.6 Chief Financial Officer and/or Treasurer. The chief financial officer and/or treasurer shall keep correct and complete records of account showing accurately at all

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times the financial condition of the Corporation. The chief financial officer and/or treasurer shall also act as legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation, and shall promptly deposit all funds of the Corporation coming into his hands in the bank or other depository designated by the Board of Directors and shall keep this bank account in the name of the Corporation. Whenever requested by the Board of Directors, the chief financial officer and/or treasurer shall furnish a statement of the financial condition of the Corporation and shall perform such other duties as the Bylaws may provide and the Board of Directors may assign.

     Section 4.7 Assistant Treasurer. If one shall be elected, the assistant treasurer shall have such powers and perform such duties as the chief executive officer and/or president, chief financial officer and/or treasurer or Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the chief financial officer and/or treasurer, or in case of his absence or inability to act, the assistant treasurer shall perform the duties of the chief financial officer and/or treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the chief financial officer and/or treasurer.

     Section 4.8 Other Officers. Such other officers as are appointed shall exercise such duties and have such powers as the Board of Directors may assign.

     Section 4.9 Transfer of Authority. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board approves.

     Section 4.10 Resignation and Removal. Unless otherwise provided in any contract with the Corporation, any officer may resign or be removed at any time. An officer who intends to resign shall give written notice to the chief executive officer or to the secretary. Removal of an officer, with or without cause, may be effected by the Board of Directors.

     Section 4.11 Vacancies. A vacancy occurring in any office may be filled for the unexpired portion of the term of office by the Board of Directors.


                            ARTICLE V: CAPITAL STOCK

     Section 5.1 Consideration and Payment. The capital stock may be issued for such consideration, not less than the par value of any such stock expressed in dollars, as shall be fixed by the Board of Directors. Payment of such consideration may be made, in whole or in part, in money, other tangible or intangible property, labor or services performed. No certificate shall be issued for any share until the share is fully paid.

     Section 5.2 Stock Certificate. Every holder of the capital stock of the Corporation shall be entitled to a certificate signed by, or in the name of the Corporation, by the chairman and vice-chairman, if any, or the president, if any, or a vice president and by the secretary or an assistant secretary or the chief financial officer, or the treasurer or an assistant treasurer. Any of





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or all the signatures on the certificate may be a facsimile. Upon each such certificate shall appear such legend or legends as may be required by law or by any contract or agreement to which the Corporation is a party. No certificate shall be valid without such signatures or legends as are required hereby.

     Section 5.3 Lost Certificate. Whenever a person shall request the issuance of a certificate of stock to replace a certificate alleged to have been lost by theft, destruction or otherwise, the Board of Directors shall require that such person make an affidavit to the fact of such loss before the Board shall authorize the requested issuance. Before issuing a new certificate the Board may also require a bond of indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost.

     Section 5.4 Transfer of Stock. The Corporation or its transfer agent shall register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with any applicable tax law relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by law, by the Certificate of Incorporation or a Bylaw of the Corporation or by any contract or agreement to which the Corporation is a party.


                       ARTICLE VI: DIVIDENDS AND RESERVES

     Section 6.1 Dividends. Subject to any limitations or conditions contained in the Certificate of Incorporation, dividends may be declared by a resolution duly adopted by the Board of Directors and may be paid in cash, property or in shares of the capital stock of the Corporation.

     Section 6.2 Reserves. Before payment of any dividend, the Board of Directors may set aside out of any funds available for dividends such sum or sums as the Board, in its absolute discretion, deems proper as a reserve fund to meet contingencies or for equalizing dividends or to repair or maintain property or to serve such other purposes conducive to the interests of the Corporation.


                    ARTICLE VII: SPECIFIC CORPORATE ACTIONS

     Section 7.1 All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages and other written contracts and agreements to which the Corporation shall be a party, and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed by any officer of the Corporation and, if required by law, attested by the secretary or an assistant secretary, unless otherwise directed by the Board of Directors or otherwise required by statute.


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                          ARTICLE VIII: CORPORATE SEAL

                  The corporate seal shall be in such form as the Board of Directors shall prescribe.

                             ARTICLE IX: FISCAL YEAR

                  The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                           ARTICLE X: INDEMNIFICATION

                  Section 10.1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 10.2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


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                  Section 10.3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections 11.1 and 11.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Section 10.4. Any indemnification under Subsections 11.1 and
11.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections 11.1 and
11.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  Section 10.5. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount. He shall not repay the amount if it shall be ultimately determined that he is entitled to be indemnified by this section.

                  Section 10.6 The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 10.7. The Corporation is authorized, according to the discretion of the Board of Directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation must indemnify him against such liability under the provisions of this section.

                  Section 10.8. For purposes of this section, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture,


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trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                         ARTICLE XI: CONTROL OVER BYLAWS

                  Subject to the provisions of the Certificate of Incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.


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